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                                                                EXHIBIT 10.11


                                KELLOGG COMPANY
                           STOCK COMPENSATION PROGRAM
                                      FOR
                             NON-EMPLOYEE DIRECTORS
                                  (as amended)

     This is the Stock Compensation Program for Non-Employee Directors of Kellogg Company (the "Program").

     1. Purpose. The purpose of the Program is to attract and retain outstanding non-employee directors by enabling them to participate in the Company's growth through automatic, non-discretionary awards of shares of common stock of the Company.

     2. Eligibility. Eligibility for participation in the Program is limited to persons then currently serving as directors of the Company who are not "employees" of the Company (or any of its subsidiaries) within the meaning of the Employee Retirement Income Security Act of 1974 or for federal income tax withholding purposes (the "Participants").

     3. Stock Available for the Program. Shares of stock available for issuance pursuant to the Program may be either authorized but unissued shares or shares which have been or may be reacquired by the Company including Treasury shares of the common stock of the Company, $0.25 par value (the "Stock"). An aggregate of 374,400 shares of the Stock shall be so available. No awards shall be made under the Program after 1999.

     4. Awards of Restricted Stock. An Award of 1,000 shares of Stock shall be made to each Participant following each Annual Meeting of Stockholders. All such Stock shall be restricted, in that the Participants may not sell, transfer or otherwise encumber the shares and the shares will be placed in a trust and will not be available to a Participant until his or her service as a member of the Board of Directors is terminated.

     5. Rights of Participants. The Company shall establish a bookkeeping account in the name of each Participant (the "Stock Account"). As of the date that shares are awarded to a Participant, the Participant's Stock Account shall be adjusted to reflect such shares and an aggregate number of shares credited to each Participant on such date shall be transferred by the Company to the Kellogg Company Grantor Trust for Non-Employee Directors. Except for the right to direct the Trustee as to the manner which the shares are to be voted, a Participant shall not have any rights with respect to any shares credited to the Participant's Stock Account and transferred to the Trust until the date the Participant ceases, for any reason, to serve as a director of the Company.

     6. Changes in Capitalization or Organization. Nothing contained in this document shall alter or diminish in any way the right and authority of the Company to effect changes in its capital or organizational structure; provided, however, that the following procedures shall be recognized.

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     6.1. Stock Split, Stock Dividend, or Extraordinary Distribution.  In the
event the number of shares of common stock of the Company is increased at any time by a stock split, by declaration by the Board of Directors of the Company of a dividend payable only in shares of such stock, or by any other extraordinary distribution of shares, the number of shares granted pursuant to
Article 4 above shall be proportionately adjusted.

     6.2. Organizational Changes. In the event a merger, consolidation, reorganization, or other change in corporate structure materially changes the terms or value of the common stock of the Company, the number of shares granted pursuant to Article 4 above shall be adjusted in such manner as the Board of Directors in its sole discretion shall determine to be equitable and consistent with the purposes of the Program. Such determination shall be conclusive for all purposes with respect to the grant made in Article 4 above.

     7. Listing, Registration, and Legal Compliance. Each award made pursuant to Article 4 above shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification thereof or of any shares of the stock subject thereto upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with such award or delivery of shares of the Stock thereunder, no such award may be made or implemented unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Company. The holder of any such award shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action.

     8. Obligation to Reelect. Nothing in this Program shall be deemed to create any obligation on the part of the Board of Directors to nominate any Director for reelection by the Company's shareholders.

     9. Termination or Amendment of the Program. The Board of Directors reserves the right to terminate or amend the Program at any time; provided, however, that such action shall not adversely affect the rights of any Participant under its provisions with respect to awards of the Stock theretofore made, and provided further that such action shall not increase the amount of authorized and unissued shares of the Stock available for the program as specified in Article 3 above or materially increase the benefits to Participants.

     10. Effective Date. This program shall become effective as of the date that it is ratified by the stockholders and no award made hereunder shall be effective unless the Program is so ratified.



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